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                              WGT CONSULTANTS LTD.
                           410 - 455 Granville Street
                              Vancouver, BC V6C 1T1






                        CONSENT OF GEOLOGICAL CONSULTANT
                        --------------------------------



I hereby consent to the inclusion and reference of my report dated September 6, 2002, entitled "Report on the Saucy Mineral Claims", and my recommendations provided in my September 26, 2002 letter based on the Phase I Exploration Program completed on September 18, 2002, in Amendment No. 2 to the Form SB-2 Registration Statement to be filed by Iguana Ventures, Inc. with the United States Securities and Exchange Commission.




Dated  the  6th  day  of  May,  2003






/s/ W.G.  Timmins
------------------------
W.G.  Timmins,  P.Eng.
Consulting  Geologist